AMENDMENT TO CONSULTING AGREEMENT

This AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is made as of March 5, 2013 by and between LabStyle Innovation Corp., a Delaware corporation (the “Company”), and SLD Capital Corp. (“Consultant”).

WHEREAS, the Company and Consultant are parties to that certain Consulting Agreement, dated October 5, 2012 (the “Consulting Agreement”); and

WHEREAS, the Company and Consultant desire to amend the Consulting Agreement to provide for additional consideration to be provided to Consultant thereunder.

NOW THEREFORE, pursuant to Section 10 of the Consulting Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant hereby amend the Consulting Agreement as follows:

1.           Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Consulting Agreement.

2.           Consideration.

(a)          Section 2(a) of the Consulting Agreement is hereby amended to provide that the issuance schedule for shares of Common Stock under Section 2(a) of the Consulting Agreement shall be accelerated such that, beginning for the month of service commencing February 1, 2013, Consultant shall receive four (4) monthly issuances of 41,667 shares of Common Stock per month in arrears, with the final monthly issuance to occur as of June 5, 2013 for the monthly period ending May 30, 2013. For the avoidance of doubt, Consultant shall continue to provide Services through the conclusion of the Term but shall not be entiled to receive more shares of Common Stock than was originally provided for under under Section 2(a) of the Consulting Agreement (total of 500,000 shares) and shall not be entitled to receive shares of Common Stock after June 5, 2013 under Section 2(a) of the Consulting Agreement as amended hereby.

(b)          As additional consideration for the Services to be provided under the Consulting Agreement through the conclusion of the Term, the Company shall issue to Consultant, as of the date of this Amendment, two warrants to purchase shares of Common Stock in the forms attached to this Amendment as Exhibit A and Exhibit B, respectively.

3.           No Further Amendment. This Amendment constitutes the entire amendment to the Consulting Agreement agreed to by the parties, and except as amended hereby, the Consulting Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have signed this Amendment on the date first above written.

LABSTYLE INNOVATIONS CORP.		SLD CAPITAL CORP.

By:	/s/ Oren Fuerst	By:	/s/ Steven B. Rosner
	Name: Oren Fuerst		Name: Steven B. Rosner
	Title: CEO		Title:

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